EXHIBIT 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 2Q2015 RESULTS

— — —

REPORTS COMPREHENSIVE EARNINGS PER SHARE OF $0.44,
INCOME BEFORE TAXES OF $240 MILLION ON $387 MILLION IN NET REVENUES,
AND EARNINGS PER SHARE ON NET INCOME OF $0.37.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, July 21, 2015 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic broker and market maker, today reported diluted earnings per share on a comprehensive basis of $0.44 for the quarter ended June 30, 2015, compared to diluted earnings per share on a comprehensive basis of $0.29 for the same period in 2014.

Excluding other comprehensive income, the Company reported diluted earnings per share of $0.37 for the quarter ended June 30, 2015, compared to diluted earnings per share of $0.26 for the same period in 2014.

Net revenues were $387 million and income before income taxes was $240 million this quarter, compared to net revenues of $309 million and income before income taxes of $174 million for the same period in 2014.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share.  This dividend is payable on September 14, 2015 to shareholders of record as of September 1, 2015.

Business Highlights

•	65% Electronic Brokerage pretax profit margin for this quarter, up from 59% in the year-ago quarter.
•	42% Market Making pretax profit margin for this quarter, up from 37% in the year-ago quarter.
•	Customer equity grew 22% from the year-ago quarter to $66.0 billion and customer debits increased by 23% to $19.0 billion.
•	Customer accounts increased 18% from the year-ago quarter to 310 thousand.
•	Total DARTs increased 16% from year-ago quarter to 616 thousand.
•	Brokerage segment equity was $3.3 billion. Total equity was $5.2 billion.

Segment Overview

Electronic Brokerage
Electronic Brokerage segment income before income taxes increased 42%, to $188 million, in the quarter ended June 30, 2015 compared to the same period last year, due to higher commissions revenue and net interest income.  Customer accounts grew 18% to 310 thousand and customer equity increased 22% to $66.0 billion from the year-ago quarter.

Commissions and execution fees increased 27% from the year-ago quarter, to $157 million.  Net interest income grew 34% from the year-ago quarter, to $106 million.  Pretax profit margin was 65% in quarter ended June 30, 2015, up from 59% in same period last year.

Total DARTs(1), for cleared and execution-only customers, increased 16% to 616 thousand from the year-ago quarter.  Cleared DARTs were 565 thousand, 17% higher than the same period last year.

Market Making
Market Making segment income before income taxes increased 15%, to $30 million, in the quarter ended June 30, 2015 compared to the same period last year, driven mainly by slightly higher volatility.  Pretax profit margin increased to 42% in the current quarter from 37% in same period last year.

Effects of Foreign Currency Diversification
In connection with our currency strategy, we have determined to base our net worth in GLOBALs, a basket of 16 major currencies in which we hold our equity.  In this quarter, our currency diversification strategy increased our comprehensive earnings by $53 million, as the U.S. dollar value of the GLOBAL increased by approximately 1.0%.  The effects of the currency diversification strategy are reported as components of (1) Other Income in the Corporate segment and (2) Other Comprehensive Income (“OCI”).  As previously disclosed, certain reclassifications have been made to previously reported amounts to conform to the current presentation of currency translation gains and losses related to our currency diversification strategy.

 (1)           Daily average revenue trades (DARTs) are based on customer orders.
_____________________

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today, July 21, 2015, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call.  Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic broker that specializes in catering to financial professionals by offering state-of-the-art trading technology, superior execution capabilities, worldwide electronic access, and sophisticated risk management tools at exceptionally low costs.  The brokerage trading platform utilizes the same innovative technology as the Company’s market making business, which specializes in routing orders and executing and processing trades in securities, futures, foreign exchange instruments, bonds and funds on more than 100 electronic exchanges and trading venues around the world.  As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers is continuously integrating its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Caitlin Duffy, 203-913-1369 or Investors: Patrick Brennan, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2012	60,421		150,000		16,118		226,540		904
2013	65,320	8%	173,849	16%	18,489	15%	257,658	14%	1,029
2014	64,530	-1%	206,759	19%	18,055	-2%	289,344	12%	1,155

2Q2014	14,897		48,622		4,290		67,809		1,076
2Q2015	14,852	0%	58,458	20%	4,060	-5%	77,370	14%	1,228

1Q2015	15,404		58,208		4,581		78,193		1,282
2Q2015	14,852	-4%	58,458	0%	4,060	-11%	77,370	-1%	1,228

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2012	698,140		98,801		65,872,960
2013	659,673	-6%	121,776	23%	95,479,739	45%
2014	631,265	-4%	123,048	1%	153,613,174	61%

2Q2014	144,635		28,774		35,891,325
2Q2015	144,188	0%	34,661	20%	60,255,458	68%

1Q2015	154,289		33,612		35,336,325
2Q2015	144,188	-7%	34,661	3%	60,255,458	71%

MARKET MAKING
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2012	457,384		12,660		9,339,465
2013	404,490	-12%	18,184	44%	12,849,729	38%
2014	344,741	-15%	15,668	-14%	12,025,822	-6%

2Q2014	78,641		4,088		2,836,471
2Q2015	74,533	-5%	3,652	-11%	4,270,738	51%

1Q2015	83,013		3,408		2,969,719
2Q2015	74,533	-10%	3,652	7%	4,270,738	44%

BROKERAGE TOTAL
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2012	240,756		86,141		56,533,495
2013	255,183	6%	103,592	20%	82,630,010	46%
2014	286,524	12%	107,380	4%	141,587,352	71%

2Q2014	65,994		24,686		33,054,854
2Q2015	69,655	6%	31,009	26%	55,984,720	69%

1Q2015	71,276		30,204		32,366,606
2Q2015	69,655	-2%	31,009	3%	55,984,720	73%

* Includes options on futures

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2012	144,539		84,794		54,371,351
2013	180,660	25%	101,732	20%	78,829,785	45%
2014	225,662	25%	106,074	4%	137,153,132	74%

2Q2014	50,732		24,262		32,041,810
2Q2015	57,867	14%	30,717	27%	55,144,248	72%

1Q2015	58,537		29,824		31,418,644
2Q2015	57,867	-1%	30,717	3%	55,144,248	76%

* Includes options on futures

BROKERAGE STATISTICS
(in 000's, except % and where noted)

Year over Year	2Q2015	2Q2014	% Change
Total Accounts	310	262	18%
Customer Equity (in billions)*	$66.0	$53.9	22%

Cleared DARTs	565	484	17%
Total Customer DARTs	616	529	16%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$4.31	$4.00	8%
DART per Avg. Account (Annualized)	469	473	-1%
Net Revenue per Avg. Account (Annualized)	$3,749	$3,360	12%

Consecutive Quarters	2Q2015	1Q2015	% Change
Total Accounts	310	296	5%
Customer Equity (in billions)*	$66.0	$61.2	8%

Cleared DARTs	565	590	-4%
Total Customer DARTs	616	648	-5%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$4.31	$4.05	6%
DART per Avg. Account (Annualized)	469	513	-9%
Net Revenue per Avg. Account (Annualized)	$3,749	$4,079	-8%

* Excludes non-customers.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Six Months
		Ended June 30,		Ended June 30,
		2015	2014	2015	2014
		(in millions)

Electronic Brokerage	Net revenues (1)	$288	$222	$578	$446
	Non-interest expenses	100	90	339	179

	Income before income taxes	$188	$132	$239	$267

	Pre-tax profit margin	65%	59%	41%	60%

Market Making	Net revenues (1)	$72	$71	$139	$182
	Non-interest expenses	42	45	82	90

	Income before income taxes	$30	$26	$57	$92

	Pre-tax profit margin	42%	37%	41%	51%

Corporate (2)	Net revenues (1)	$27	$16	$(158)	$36
	Non-interest expenses	5	-	9	3

	Income (loss) before income taxes	$22	$16	$(167)	$33

Total	Net revenues (1)	$387	$309	$559	$664
	Non-interest expenses	147	135	430	272

	Income before income taxes	$240	$174	$129	$392

	Pre-tax profit margin	62%	56%	23%	59%

(1) To provide meaningful comparisons, prior period amounts have been revised for changes in the presentation of currency translation classifications.
(2) Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
	(in millions, except share and per share data)

Revenues:
Trading gains (1)	$67	$64	$129	$169
Commissions and execution fees	157	124	306	261
Interest income (1)	126	96	234	183
Other income (loss) (1)	55	37	(77)	77

Total revenues	405	321	592	690

Interest expense	18	12	33	26

Total net revenues	387	309	559	664

Non-interest expenses:
Execution and clearing	59	52	114	106
Employee compensation and benefits	58	53	115	107
Occupancy, depreciation and amortization	11	10	21	20
Communications	7	6	13	12
General and administrative	13	14	29	26
Customer bad debt	(1)	-	138	1

Total non-interest expenses	147	135	430	272

Income before income taxes	240	174	129	392

Income tax expense	19	13	17	30

Net income	221	161	112	362

Net income attributable to noncontrolling interests	198	146	102	328

Net income available for common stockholders	$23	$15	$10	$34

Earnings per share :
Basic	$0.38	$0.27	$0.17	$0.62
Diluted	$0.37	$0.26	$0.17	$0.60

Weighted average common shares outstanding:
Basic	59,481,778	56,079,813	58,980,348	55,375,929
Diluted	61,038,926	57,300,230	60,436,915	56,674,666

Comprehensive income:
Net income available for common stockholders	$23	$15	$10	$34
Other comprehensive income:
Cumulative translation adjustment, before income taxes	4	2	3	2
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	4	2	3	2
Comprehensive income available for common stockholders	$27	$17	$13	$36

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$198	$146	$102	$328
Other comprehensive income - cumulative translation adjustment	24	9	15	12
Comprehensive income attributable to noncontrolling interests	$222	$155	$117	$340

(1) To provide meaningful comparisons, prior period amounts have been revised for changes in the presentation of currency translation classifications.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

			June 30, 2015	December 31, 2014
			(in millions)

Assets
Cash and cash equivalents			$1,041	$1,269
Cash and securities - segregated for regulatory purposes			16,762	15,404
Securities borrowed			2,834	3,660
Securities purchased under agreements to resell			148	386
Trading assets, at fair value			3,613	3,934
Receivables from customers, net of allowance			19,002	17,051
Receivables from brokers, dealers and clearing organizations			1,205	1,131
Other assets			554	550

Total assets			$45,159	$43,385

Liabilities and equity

Liabilities
Short-term borrowings			$9	$34
Securities loaned			3,141	3,199
Trading liabilities - financial instruments sold but not yet purchased, at fair value			2,183	2,561
Other payables:
Customers			33,837	31,796
Brokers, dealers and clearing organizations			376	234
Other payables			379	377
			34,592	32,407

Equity
Stockholders' equity			774	766
Noncontrolling interests			4,460	4,418
Total equity			5,234	5,184

Total liabilities and equity			$45,159	$43,385

	June 30, 2015		December 31, 2014
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	60,944,432	15.0%	58,473,186	14.5%
Noncontrolling interests (IBG Holdings LLC)	346,062,282	85.0%	346,062,282	85.5%

Total IBG LLC membership interests	407,006,714	100.0%	404,535,468	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
	(in millions, except share and per share data)

Comprehensive income available for common stockholders, net of tax	$27	$17	$13	$36

Comprehensive income per share:
Basic	$0.45	$0.30	$0.22	$0.65
Diluted	$0.44	$0.29	$0.21	$0.64

Weighted average common shares outstanding:
Basic	59,481,778	56,079,813	58,980,348	55,375,929
Diluted	61,038,926	57,300,230	60,436,915	56,674,666